UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 16, 2026

Date of Report (date of earliest event reported)

BOREALIS FOODS INC.

(Exact name of registrant as specified in its charter)

Ontario	001-40778	98-1638988
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1540 Cornwall Rd., Suite 104
Oakville, ON L6J 7W5

(Address of principal executive offices and zip code)

(905) 278-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares	BRLS	Nasdaq Capital Market
Warrants	BRLSW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Explanatory Note

This Amendment No. 1 on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K of Borealis Foods Inc., filed on January 16, 2026 (the “Original Report”). This Amendment is being filed solely to amend and restate the second paragraph of Item 4.01 of the Original Report. No other changes have been made to the Original Report.

Item 4.01. Changes in Registrant’s Certifying Accountant.

The Company previously reported that it had been notified that Carr, Riggs & Ingram, LLC (“CRI”) acquired, effective as of January 1, 2026, certain assets related to the capital markets practice of Berkowitz Pollack Brant Advisors + CPAs, LLP (“BPB”); that in conjunction with this transaction, on January 13, 2026, BPB resigned as the Company’s independent registered public accounting firm; and that on January 15, 2026, the Audit Committee approved the appointment of CRI as the Company’s new independent registered public accounting firm.

The second paragraph of Item 4.01 in the Original Report is hereby amended and restated in its entirety as follows:

“BPB’s audit reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2024 and December 31, 2023 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:

BPB’s report on the consolidated financial statements of Borealis Foods Inc. as of and for the years ended December 31, 2024 and 2023, contained an emphasis of matter that described the following:

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the substantial amount of debt coming due within the next 12 months and negative cash flow position along with other conditions as set forth in Note 1, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

Except as expressly set forth above, the disclosures in Item 4.01 of the Original Report regarding the absence of disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K), the absence of reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K),  and the Company’s request for BPB’s letter addressed to the SEC remain unchanged.

The Company provided BPB with a copy of this Current Report on Form 8-K/A prior to its filing with the Securities and Exchange Commission (the “Commission”) and requested that BPB furnish the Company with a letter addressed to the Commission stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of BPB’ letter to the Commission, dated January 20, 2026, is filed as Exhibit 16.1 to this Form 8-K/A and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d): The following exhibits are being filed herewith:

Exhibit No.	Description
16.1	Letter from Berkowitz Pollack Brant Advisors + CPAs, LLP Dated January 20, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 20th day of January, 2026.

BOREALIS FOODS INC.

	By	/s/ Pouneh V. Rahimi
Date: January 20, 2026		Pouneh V. Rahimi
Chief Legal Officer

2